Exhibit 99.1

Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 USA Tel: +1 415 738 6500 Fax: +1 415 738 6501 www.digitalrealty.com

DIGITAL REALTY ANNOUNCES SENIOR LEADERSHIP APPOINTMENTS

Company Names Chief Financial Officer, Completing Previously-Announced Search Process

Announces New Chief Operating Officer to Further Strengthen Executive Team

San Francisco, CA – April 16, 2015 – Digital Realty Trust, Inc. (NYSE: DLR), the leading global provider of data center and colocation solutions, today announced the appointments of a new Chief Financial Officer and Chief Operating Officer.

•	Andrew Power has been named Chief Financial Officer
•	Jarrett Appleby has been named Chief Operating Officer

A. William Stein, Digital Realty’s Chief Executive Officer said, “Since becoming the permanent CEO last year, I have taken a number of steps to further strengthen our executive team. With the addition of Andy, Jarrett, and our new Chief Information Officer, Michael Henry, to our existing senior leadership team, I am confident that Digital has the right team to serve our customers, support our growth, and deliver the returns that our shareholders expect both now and in the years to come.”

Chief Financial Officer

Mr. Power will become Chief Financial Officer, a position which has been held by Mr. Stein since 2004. In this position, he will be responsible for the company’s financial functions and will lead financial reporting, capital markets, tax, investor relations and financial planning and analysis. Mr. Power joins Digital Realty following a successful 13-year career in investment banking. He currently serves as Managing Director of the Real Estate, Gaming & Lodging Group at Bank of America Merrill Lynch, where he is responsible for relationships with over 40 public and private companies, including Digital Realty.

Prior to Bank of America Merrill Lynch, Mr. Power was employed by Citigroup, where he held similar positions. During Mr. Power’s career, he has managed the execution of public and private capital raises in excess of $30 billion, including the largest REIT IPO to date, and more than $19 billion of M&A transactions. Mr. Power was part of the lead underwriting team that advised Digital Realty on its initial public offering in 2004 and has served as a lead manager on nearly every subsequent public capital raise.

Mr. Stein added, “We have known and worked with Andy for more than a decade. He has an outstanding reputation within the financial community, extensive capital markets expertise and a deep understanding of our business, making him an excellent addition to our senior leadership team. We look forward to leveraging his expertise and relationships in the financial community to support our longer-term growth while prudently managing our balance sheet and liquidity.”

Mr. Power said, “I look forward to joining Digital Realty as CFO, especially following a long and successful relationship with the company. I am excited to bring my knowledge of the company and my relationships with the senior leadership and finance teams to support the company’s growth initiatives.”

Chief Operating Officer

Mr. Appleby joins Digital Realty in the newly-created position of Chief Operating Officer. In this role, he will be responsible for the following teams:

•	Property and Technical Operations
•	Design and Construction
•	EMEA and APAC Operations
•	Product Management
•	Corporate Strategy

Mr. Stein said, “We believe the addition of a dedicated COO will provide more focused leadership and ensure alignment between corporate strategy and operations while enhancing our ability to deliver the most efficient and effective solutions to our customers. Jarrett is intimately familiar with the data center and telecommunications sectors and has a track record of proven success and delivering tangible results in our industry.”

Mr. Appleby has deep experience in the data center business, having previously served as Chief Operating Officer at CoreSite Realty and Chief Marketing Officer at Equinix. He was the first COO at CoreSite, where he played a key role in overseeing significant and sustained FFO growth while leading product development and customer experience strategies. Mr. Appleby was also instrumental in developing Equinix’s go-to-market strategy. Mr. Appleby currently serves as founder and CEO of the Appleby Group, an independent consultancy firm that advises leading private equity and technology companies.

Mr. Appleby said, “Digital Realty is the global leader in our industry, and it is an honor to be able to work with Bill and his outstanding team to build on the growth momentum and financial success that they have achieved. I look forward to enhancing our customer experience by offering innovative solutions and operational effectiveness to continue to demonstrate Digital’s value proposition to its customers. I sincerely welcome the opportunity to make a significant contribution to this great company that I’ve admired for many years.”

Mr. Appleby will join Digital Realty on April 20, 2015, and Mr. Power will join shortly upon completion of his remaining obligations at Bank of America Merrill Lynch. Both Mr. Power and Mr. Appleby will be based at Digital Realty’s Corporate Headquarters in San Francisco, CA and will report directly to Mr. Stein.

For Additional Information:

Media Inquiries

John Christiansen / Reze Wong

Sard Verbinnen & Co

(415) 618-8750

Investor Relations

John J. Stewart

Senior Vice President

Investor Relations

Digital Realty Trust, Inc.

(415) 738-6500

About Digital Realty

Digital Realty Trust, Inc. supports the data center and colocation strategies of more than 600 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty’s clients include domestic and international companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products. For more information about data center solutions from Digital Realty, visit www.digitalrealty.com.

Safe Harbor Statement

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to our plans and organization. These risks and uncertainties include, among others, the following: the impact of current global economic, credit and market conditions; current local economic conditions in our geographic markets; decreases in information technology spending, including as a result of economic slowdowns or recession; adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges); our dependence upon significant tenants; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; defaults on or non-renewal of leases by tenants; our failure to obtain necessary debt and equity financing; risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements; financial market fluctuations; changes in foreign currency exchange rates; our inability to manage our growth effectively; difficulty acquiring or operating properties in foreign jurisdictions; our failure to successfully integrate and operate acquired or developed properties or businesses; the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical infrastructure or services or availability of power; risks related to joint venture investments, including as a result of our lack of control of such investments; delays or unexpected costs in development of properties; decreased rental rates, increased operating costs or increased vacancy rates; increased competition or available supply of data center space; our inability to successfully develop and lease new properties and development space; difficulties in identifying properties to acquire and completing acquisitions; our inability to acquire off-market properties; our inability to comply with the rules and regulations applicable to reporting companies; our failure to maintain our status as a REIT; possible adverse changes to tax laws; restrictions on our ability to engage in certain business activities; environmental uncertainties and risks related to natural disasters; losses in excess of our insurance coverage; changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates. For a further list and description of such risks and uncertainties, see the reports and other filings by the company with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2014. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.